UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 2, 2006

MUELLER WATER PRODUCTS, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	20-3547095
(State or other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

4211 W. Boy Scout Blvd.

Tampa, FL 33607

(Address of principal executive offices)

Registrant’s telephone number, including area code (813) 871-4811

Mueller Water Products, LLC

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                               Entry into a Material Definitive Agreement

This Form 8-K is being filed by Mueller Water Products, Inc., a Delaware corporation (“Mueller”), formerly known as Mueller Holding Company, Inc. (“Holdco”), as the initial report of Mueller to the Securities and Exchange Commission and as notice that Mueller is the “successor issuer” to Mueller Water Products, LLC, a Delaware limited liability company (“Mueller LLC”), pursuant to Rule 15d-5 promulgated under the Securities and Exchange Act of 1934, as amended.

On January 31, 2006, Holdco, Mueller LLC and Mueller Water Products Co-Issuer, Inc., a Delaware corporation (“Co-Issuer”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).  Immediately prior to the time of the Merger (as defined below), Holdco, which was formed on September 22, 2005 for the principal purpose of holding the limited liability company interests of Mueller LLC, was the sole member of Mueller LLC, and Mueller LLC was the sole stockholder of Co-Issuer, which was formed on September 22, 2005 for the principal purpose of being the corporate co-issuer of Mueller LLC’s 14¾% Senior Discount Notes due 2014 (the “Notes”) issued pursuant to an indenture, dated as of April 29, 2004 (the “Indenture”), between Mueller LLC (formerly Mueller Holdings (N.A.), Inc.) and Law Debenture Trust Company of New York, as trustee (the “Trustee”), as amended by a supplemental indenture, dated as of October 3, 2005, between Mueller LLC, Co-Issuer and the Trustee.

On February 2, 2006, pursuant to the terms of the Merger Agreement, and in accordance with Section 264 of the Delaware General Corporation Law and Section 18-209 of the Delaware Limited Liability Company Act, Mueller LLC and Co-Issuer merged (the “Merger”) with and into Holdco, with Holdco (which changed its name to Mueller Water Products, Inc., as described below) being the surviving corporation in the Merger.  The certificate of incorporation and bylaws of Holdco are the certificate of incorporation (the “Charter”) and the bylaws (the “Bylaws”) of Mueller, except that they were amended to provide for the change in name to “Mueller Water Products, Inc.” as set forth in the certificate of merger (the “Merger Certificate”) filed to effect the Merger.  In the Merger, each limited liability company interest of Mueller LLC and each share of common stock of Co-Issuer outstanding immediately prior to the Merger was cancelled and retired and ceased to exist, and each share of common stock of Holdco remained unchanged and continued to remain outstanding after the Merger.  In addition, upon consummation of the Merger, the members of the board of managers of Mueller LLC became the directors of Mueller, and the officers of Mueller LLC became the officers of Mueller except that Gregory E. Hyland became the Chairman of the Board of Directors, President and Chief Executive Officer of Mueller.

The descriptions of the Merger Agreement, the Charter, the Merger Certificate and the Bylaws are qualified in their entirety by the copies thereof which are filed as Exhibits 2.1, 3.1.1, 3.1.2 and 3.2, respectively, hereto and are incorporated herein by reference.

Immediately prior to the consummation of the Merger, and as required by the Indenture, on February 2, 2006, Holdco, Mueller LLC, Co-Issuer and the Trustee entered into a second supplemental indenture (the “Second Supplemental Indenture”) pursuant to which Holdco (now Mueller) assumed all the obligations of Mueller LLC and Co-Issuer under the Indenture, the Notes and the Registration Rights Agreement (as defined in the Indenture).

The description of the Second Supplemental Indenture is qualified in its entirety by the copy thereof which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 9.01.	Exhibits

(d) Exhibits.

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger, dated as of January 31, 2006, by and among Mueller Holding Company, Inc., Mueller Water Products, LLC and Mueller Water Products Co-Issuer, Inc.

3.1.1	Certificate of Incorporation of Mueller Water Products, Inc. (formerly Mueller Holding Company, Inc.).

3.1.2	Certificate of Merger, dated February 2, 2006, of Mueller Water Products, LLC and Mueller Water Products Co-Issuer, Inc. with and into Mueller Holding Company, Inc.

3.2	Restated Bylaws of Mueller Water Products, Inc. (formerly Mueller Holding Company, Inc.)

10.1

Second Supplemental Indenture, dated as of February 2, 2006, by and among Mueller Holding Company, Inc., Mueller Water Products, LLC, Mueller Water Products Co-Issuer, Inc. and Law Debenture Trust Company of New York.

Signature

Pursuant to the requirements of the Securities Exchange Act of l934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MUELLER WATER PRODUCTS, INC.
(Registrant)

Date: February 2, 2006	By:	/s/ Victor P. Patrick
		Name:	Victor P. Patrick
		Title:	Vice President

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 31, 2006, by and among Mueller Holding Company, Inc., Mueller Water Products, LLC and Mueller Water Products Co-Issuer, Inc.

3.1.1	Certificate of Incorporation of Mueller Water Products, Inc. (formerly Mueller Holding Company, Inc.).

3.1.2	Certificate of Merger, dated February 2, 2006, of Mueller Water Products, LLC and Mueller Water Products Co-Issuer, Inc. with and into Mueller Holding Company, Inc.

3.2	Restated Bylaws of Mueller Water Products, Inc. (formerly Mueller Holding Company, Inc.).

10.1

Second Supplemental Indenture, dated as of February 2, 2006, by and among Mueller Holding Company, Inc., Mueller Water Products, LLC, Mueller Water Products Co-Issuer, Inc. and Law Debenture Trust Company of New York.